Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended March 31, 2025

FRANKLIN, Tenn., April 29, 2025 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended March 31, 2025. The Company reported net income for the three months ended March 31, 2025 of approximately $1.6 million, or $0.03 per diluted common share. Funds from operations ("FFO") and adjusted funds from operations ("AFFO") for the three months ended March 31, 2025 totaled $0.47 and $0.55, respectively, per diluted common share.

Items Impacting Our Results include:

•During the first quarter of 2025, the Company acquired a property for cash consideration of approximately $9.7 million which was accounted for as a sale-leaseback transaction. The lease, signed at closing, will commence upon completion of approximately $1.4 million in tenant improvements and will expire in 2040. The acquisition was funded from proceeds from the Revolving Credit Facility.

•In April 2025, the Company disposed of a building in Ohio and received net proceeds of approximately $0.6 million from the sale.

•The Company has seven properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $169.5 million. The Company's expected returns on these investments are approximately 9.1% to 9.75%. The Company anticipates closing on these properties throughout 2025, 2026 and 2027; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•During the first quarter of 2025, the geriatric psychiatric hospital operator, a tenant in six of the Company's properties, paid rent and interest of $0.2 million. The operator continues its review of strategic alternatives, including the potential sale of all or selected hospitals within its portfolio. The Company remains in active dialogue with the operator and its consultants to evaluate all options under its leases and notes.

•As previously announced, on February 18, 2025, the Company entered into a Third Amended and Restated Sales Agency Agreement under its at-the-market offering program ("ATM Program") and may issue and sell shares of its common stock, having an aggregate gross sales price of up to $300.0 million, exclusive of shares of Common Stock sold under its prior agreements with our Agents, and added forward sale capabilities. During the first quarter of 2025, the Company did not issue any shares under its ATM Program.

•On April 24, 2025, the Company’s Board of Directors declared a quarterly common stock dividend in the amount of $0.47 per share. The dividend is payable on May 23, 2025 to stockholders of record on May 9, 2025.

About Community Healthcare Trust Incorporated
Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in our target sub-markets throughout the United States. As of March 31, 2025, the Company had investments of approximately $1.2 billion in 201 real estate properties (including a portion of one property accounted for as a sales-type lease, two properties classified as held for sale, and one property accounted for as a financing transaction investment). The properties are located in 36 states, totaling approximately 4.5 million square feet in the aggregate.

Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.

Cautionary Note Regarding Forward-Looking Statements
In addition to the historical information contained within, the matters discussed in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believes”, “expects”, “may”, “will,” “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “anticipates” or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Community Healthcare Trust Incorporated (the "Company"). Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, changes in governmental regulations, the degree and nature of the Company’s competition, the ability to consummate acquisitions under contract, catastrophic or extreme weather and other natural events and the physical effects of climate change, the occurrence of cyber incidents, effects on global and national markets as well as businesses resulting from increased inflation, changes in interest rates, supply chain disruptions, labor conditions, tariffs and global trade tensions, and/or the conflicts in Ukraine and the Middle East, and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this press release and undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands, except per share amounts)

	(Unaudited)
	March 31, 2025	December 31, 2024

ASSETS
Real estate properties:
Land and land improvements	$149,506	$149,501
Buildings, improvements, and lease intangibles	998,933	996,104
Personal property	333	326
Total real estate properties	1,148,772	1,145,931
Less accumulated depreciation	(253,537)	(242,609)
Total real estate properties, net	895,235	903,322
Cash and cash equivalents	2,271	4,384
Assets held for sale	6,755	6,755
Other assets, net	80,853	78,102
Total assets	$985,114	$992,563

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$496,016	$485,955
Accounts payable and accrued liabilities	12,058	14,289
Other liabilities, net	15,719	16,354
Total liabilities	523,793	516,598

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000 shares authorized; 28,339 and 28,242 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	283	282
Additional paid-in capital	706,776	704,524
Cumulative net income	87,266	85,675
Accumulated other comprehensive gain	12,402	17,631
Cumulative dividends	(345,406)	(332,147)
Total stockholders’ equity	461,321	475,965
Total liabilities and stockholders' equity	$985,114	$992,563

The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024

REVENUES
Rental income	$29,730	$28,342
Other operating interest	348	991
	30,078	29,333

EXPENSES
Property operating	6,095	5,791
General and administrative	5,100	4,554
Depreciation and amortization	10,943	10,262
	22,138	20,607

OTHER (EXPENSE) INCOME
Interest expense	(6,352)	(5,062)
Interest and other income, net	3	1
	(6,349)	(5,061)
NET INCOME	$1,591	$3,665

NET INCOME PER COMMON SHARE
Net income per common share - Basic	$0.03	$0.11
Net income per common share - Diluted	$0.03	$0.11
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	26,733	26,297
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-DILUTED	26,733	26,297

The Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO and AFFO (1)
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Net income	$1,591	$3,665
Real estate depreciation and amortization	11,077	10,378
FFO (1)	$12,668	$14,043
Straight-line rent	(639)	(755)
Stock-based compensation	2,710	2,424
AFFO (1)	$14,739	$15,712
FFO per Common Share-Diluted (1)	$0.47	$0.53
AFFO per Common Share-Diluted (1)	$0.55	$0.59
Weighted Average Common Shares Outstanding-Diluted (2)	27,007	26,707

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO") and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that AFFO is useful because it allows investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO is an operating performance measure adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income (calculated in accordance with GAAP), excluding gains or losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT also provides REITs with an option to exclude gains, losses and impairments of assets that are incidental to the main business of the REIT from the calculation of FFO.

In addition to FFO, the Company presents AFFO and AFFO per share. The Company defines AFFO as FFO, excluding certain expenses related to closing costs of properties acquired accounted for as business combinations and mortgages funded, excluding straight-line rent and the amortization of stock-based compensation, and including or excluding other non-cash items from time to time. AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definition.

FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)
Diluted weighted average common shares outstanding for FFO and AFFO are calculated based on the treasury method, rather than the 2-class method used to calculate earnings per share. Restricted stock awards and time-based RSUs are included in the calculation of weighted average common shares outstanding to the extent that they are dilutive. Performance-based RSUs are included in the calculation of weighted average common shares outstanding to the extent that they are in-the-money as of the end of the reporting period and are dilutive..

CONTACT: Bill Monroe, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated